Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into and made effective as of April 29, 2021, 2021 (the “Effective Date”) by and between Hecla Mining Company, a Delaware corporation (“Hecla”), and Waterton Nevada Splitter, LLC, a Nevada limited liability company (“Waterton”).

WHEREAS, on July 20, 2018, Hecla issued to Waterton 2,068,000 warrants to purchase shares of common stock of Hecla at the price of U.S.$8.03 per share pursuant to that Warrant Certificate No. 2018-1 (such warrants, collectively, as the same may be amended from time to time, including any replacement warrants issued in respect thereof, the “Warrants”); and

WHEREAS, concurrently with the execution and delivery of this Agreement, the parties are entering into an amendment to Warrants to grant to the Holders (as defined below) the registration rights set forth in this Agreement in respect of the Registrable Securities (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Warrants. The following terms shall have the following meanings for purposes of this Agreement:

“Commission” means the United States Securities and Exchange Commission.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Holder” means each holder of the Warrants and/or any transferee that acquires all or any portion of the Warrants from time to time and, if such holder or transferee has acquired any Registrable Securities, then Holder shall also be deemed to include the holder of such Registrable Securities, and “Holders” means all of such Persons collectively.

“Majority-in-Interest Holders” means Holders holding a majority of the Registrable Securities.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

“Registrable Securities” means all the shares of common stock of Hecla issued or issuable from time to time upon the exercise of the Warrants (and the shares of common stock actually issued in respect of such securities upon any stock splits, stock dividends, or similar transactions); provided, that any such securities shall cease to constitute “Registrable Securities” (and Hecla shall not be required to maintain the effectiveness of any Registration Statement, or file any post-effective amendment, any prospectus supplement or another Registration Statement hereunder with respect thereto) upon the earliest of (i) the date on which such securities are disposed of pursuant to the Registration Statement, (ii) the date on which such securities have been sold pursuant to Rule 144 on the New York Stock Exchange, (iii) the date on which such securities cease to be outstanding and (iv) the expiration of the Registration Period.

“Registration Period” means the period commencing on the date on which the initial Registration Statement becomes effective under the Securities Act and ending on the earlier of (i) the date on which all of the Warrants have been exercised in full and all of the shares of common stock issued upon such exercise of all of the Warrants have been sold by the Holders under the Registration Statement or pursuant to Rule 144 on the New York Stock Exchange, and (ii) the later of (A) the first (1st) anniversary of the date on which all of the shares of common stock issuable upon the exercise of the Warrants have been issued by Hecla after all of the Warrants have been exercised in full (provided that Rule 144 is then available for the resale of any remaining shares of common stock without any hold period requirement) or, if required, such later period as needed to ensure that Rule 144 is then available for the resale of such shares of common stock without any hold period requirement and without any other restriction thereunder and after all of the restrictive legends have been removed from all book entry positions or certificates representing such shares of common stock, and (B) if the Warrants have not been exercised in full at or prior to the expiration of the Warrants, the expiration of the term of the Warrants.

“Registration Statement” means any registration statement contemplated by this Agreement, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 405” means Rule 405 under the Securities Act.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“WKSI” means a well-known seasoned issuer (as defined in Rule 405).

Any reference herein to a Rule promulgated under the Securities Act or the Exchange Act shall mean a reference to such Rule as it may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

2.	Shelf Registration.

a. As promptly as reasonably practicable but in no event more than thirty (30) days after the Effective Date, Hecla shall prepare and file with the Commission the Registration Statement, which shall be a “resale” automatic shelf registration statement (as defined in Rule 405) providing for the resale of all the Registrable Securities pursuant to an offering to be made on a continuous basis under Rule 415 under the Securities Act, filed on Form S-3 pursuant to General Instruction I.D(1)(d) thereto (or, if Hecla is not a WKSI, a shelf Registration Statement on Form S-3, or, if Form S-3 is not available for the registration of the resale of Registrable Securities, Form S-1 or such other form of registration statement as is then available to Hecla for such registration and acceptable to the Majority-in-Interest Holders). The Registration Statement shall identify Waterton as the initial Holder and/or, if Hecla is so instructed by Waterton in writing, the Registration Statement shall identify as a Holder any transferee that acquires all or any portion of the Warrants from Waterton. The Registration Statement shall also cover such indeterminate number of additional shares of common stock resulting from stock splits, stock dividends or similar transactions of and/or from the Registrable Securities. The Registration Statement shall (i) include only the Registrable Securities and (ii) not contemplate an underwritten offering of the Registrable Securities. No Holder shall be named as an “underwriter” in any Registration Statement without such Holder’s prior written consent.

b. Hecla shall use its commercially reasonable efforts to cause the Registration Statement to become effective under the Securities Act (i) upon filing, if Hecla is a WKSI, or (ii) as soon as reasonably practicable after the filing thereof (but in no event later than the thirtieth (30th) day following the filing thereof, unless the Registration Statement is the subject of a review by the Commission or its staff in which case the 90th day after filing thereof), if Hecla is not a WKSI. Hecla shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act, including by filing any necessary post-effective amendments and Prospectus supplements and by filing one or more replacement or renewal Registration Statements upon the expiration of such Registration Statement, until the expiration of the Registration Period. Subject to Sections 2(e) and 3(c), each Holder shall be entitled, at any time and from time to time when a Registration Statement is effective, to sell any or all of the Registrable Securities covered by such Registration Statement.

c. Hecla shall use its commercially reasonable efforts to remain a WKSI (and not to become an ineligible issuer (as defined in Rule 405)) during the period in which a Registration Statement is effective. If, at any time, Hecla determines that it is not a WKSI, Hecla shall use its commercially reasonable efforts to (i) as applicable, post-effectively amend the automatic shelf registration statement to a shelf Registration Statement on Form S-3 or file a new shelf Registration Statement on Form S-3 or, if such form is not available, Form S-1, (ii) have such shelf Registration Statement declared effective by the Commission as promptly as practicable and (iii) keep such Registration Statement effective until the expiration of the Registration Period. If, at any time, Hecla files a Registration Statement on Form S-3 and thereafter Hecla becomes ineligible to use Form S-3 for secondary sales, Hecla shall use its commercially reasonable efforts to (i) file a Registration Statement on Form S-1 as promptly as practicable to replace the Registration Statement on Form S-3, (ii) have such Registration Statement on Form S-1 declared effective by the Commission as promptly as practicable and (iii) cause such Registration Statement on Form S-1 to remain effective until the expiration of the Registration Period and be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders. Upon such date as Hecla becomes eligible to use Form S-3 for secondary sales, Hecla shall use its commercially reasonable efforts to (i) file a Registration Statement on Form S-3 as promptly as practicable to replace the applicable Registration Statement on Form S-1, (ii) have such shelf Registration Statement declared effective by the Commission as promptly as practicable and (iii) cause such Registration Statement to remain effective until the expiration of the Registration Period and be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities thereunder held by the Holders.

d. If the number of shares available under any Registration Statement is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement, Hecla shall amend such Registration Statement (if permissible) or file with the Commission a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the Registrable Securities not covered by the initial Registration Statement, in each case as soon as reasonably practicable, but in any event not later than fifteen (15) days after the necessity therefor arises. Hecla shall use its commercially reasonable efforts to cause such amendment to such Registration Statement and/or such new Registration Statement (as the case may be) to become effective under the Securities Act (i) upon filing, if Hecla is a WKSI, or (ii) as soon as reasonably practicable after the filing thereof (but in no event later than the thirtieth (30th) day following the filing thereof unless the Registration Statement is the subject of a review by the Commission or its staff in which case the 90th day after filing thereof), if Hecla is not a WKSI.

e. Hecla may suspend the disposition of Registrable Securities by the Holders pursuant to any Registration Statement up to two (2) times during any 365-day period, with any such suspension not to exceed thirty (30) days for each suspension, by providing notice to the Holders. Each Holder agrees to hold in confidence the fact that it has received such notice and any communication related thereto; provided, that Hecla shall not give reasons for such suspension should such reasons constitute material non-public information.

3. Hecla’s Obligations. In connection with any Registration Statement and subject to Section 2(e), Hecla shall:

a. within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to any Registration Statement, any amendment or supplement to a Prospectus or any issuer free writing prospectus covering Registrable Securities, provide copies of such documents to the Holders and their respective counsel, fairly consider such reasonable changes in any such documents prior to the filing thereof as the Holders or their counsel may request, and make Hecla’s representatives available for discussion of such documents as may be reasonably requested by the Holders;

b. use its commercially reasonable efforts to cause any Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement and during the distribution of the registered Registrable Securities (x) to comply in all material respects with the requirements of the Securities Act and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

c. notify the Holders promptly, and, if requested by any Holder, confirm such advice in writing, (i) when any Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective if such Registration Statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462 under the Securities Act, (ii) of the issuance by the Commission or any U.S. state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (iii) if Hecla receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period any Registration Statement is effective as a result of which such Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Holders, upon receiving written notice of an event described in clauses (ii) to (iv) of this Section 3.c, shall discontinue (and direct any other Person making offers and sales of Registrable Securities on their behalf to discontinue) offers and sales of Registrable Securities pursuant to any Registration Statement (other than those pursuant to a plan in effect prior to such event and that complies with Rule 10b5-1 under the Exchange Act) until it is advised in writing by Hecla that the use of the applicable Prospectus may be resumed and is furnished with an amended or supplemented Prospectus;

d. if requested by any Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as such Holder reasonably requests to be included therein, including, without limitation, naming such Holder as a selling security holder and the number of Registrable Securities being sold by such Holder, and Hecla shall make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

e. furnish the Holders’ counsel with copies of any written correspondence with the Commission or any state securities authority relating to the Registration Statement or Prospectus, and use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time;

f. use its commercially reasonable efforts to cause all Registrable Securities (i) to be qualified for inclusion in or listed on The New York Stock Exchange or any securities exchange on which Hecla’s shares of common stock are then so qualified or listed if so requested by the Majority-in-Interest Holders and (ii) to be registered and qualified under such other securities or state “blue sky” laws of such jurisdictions as any Holder shall reasonably request in writing, and do all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition of the Registrable Securities in such jurisdictions (including keeping such registration or qualification in effect for so long as the applicable Registration Statement remains in effect), except that in no event shall Hecla be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this Section 3.f, be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

g. use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act (or any similar provision then in force); and

h. hold in confidence and not make any disclosure of information concerning each Holder provided to Hecla unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or (v) such information has been furnished by the Holder to Hecla for inclusion in the Registration Statement pursuant to Section 4 of this Agreement; Hecla shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Holder and allow such Holder, at such Holder’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

4. Information from the Holders. Each Holder shall furnish to Hecla such information (i) regarding itself, its ownership of Registrable Securities and its proposed distribution of such Registrable securities, in each case as is required to be included in any Registration Statement, and (ii) as Hecla may from time to time reasonably request in writing.

5. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by Hecla, except as and to the extent specified in this Section 5, shall be borne by Hecla whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, and to the extent applicable (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with each securities exchange or market on which Registrable Securities are required hereunder to be listed, if any, (B) with respect to filing fees required to be paid to the Financial Industry Regulatory Authority and (C) in compliance with state securities or “blue sky” laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by Hecla), (iii) messenger, telephone and delivery expenses, (iv) Securities Act liability insurance, if Hecla elects to purchase such insurance and (v) fees and expenses of all other Persons retained by Hecla in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, Hecla’s independent public accountants. In addition, Hecla shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on the New York Stock Exchange or, if the shares of common stock are not then listed on the New York Stock Exchange, on any other securities exchange on which the shares of common stock are then listed. Hecla shall not be responsible for any brokers’ and dealers’ discounts and commissions, transfer taxes or other similar fees incurred by any Holder in connection with the sale of the Registrable Securities.

6. Indemnification

a. Indemnification by Hecla. Hecla shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Holders, their respective officers, directors, managers, employees and affiliates, each Person that controls any Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, managers and employees of each such controlling Person (collectively, the “Holders Indemnified Parties”), to the full extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ and reasonable expert witnesses’ fees) and expenses (collectively, “Losses”) (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review), to which such Holders Indemnified Parties may become subject under the Securities Act or otherwise, arising out of or relating to any violation of securities laws or untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding any Holder furnished in writing to Hecla by such Holder expressly for use therein. Hecla shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which Hecla is aware in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder, the directors, managers and officers of any Holder, or controlling Person of any Holder, and shall survive the transfer of such securities held by any Holder.

b. Indemnification by the Holders. Each Holder, severally and not jointly with any other Holder, shall indemnify and hold harmless Hecla, its directors, managers, officers, affiliates and employees, each Person that controls Hecla (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, managers, officers, affiliates and employees of such controlling Person (collectively, the “Hecla Indemnified Parties”), to the full extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review), to which the Hecla Indemnified Parties may become subject under the Securities Act or otherwise, arising solely out of or based solely upon any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to Hecla specifically for inclusion in the Registration Statement or such Prospectus. Notwithstanding anything to the contrary contained herein, each Holder shall be liable under this Section 6.b for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement. No Holder shall be liable for any Losses under this Section 6.b where such Holder furnished in writing to Hecla information expressly for use in, and within a reasonable period of time prior to the effectiveness of, the Registration Statement or any amendments or supplements thereto which corrected or made not misleading information previously provided to Hecla.

c. Conduct of Indemnification Proceedings.

i. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall be entitled to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially adversely prejudiced the Indemnifying Party.

ii. An Indemnified Party shall have the right to employ a single separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such parties shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party and indemnity has been sought hereunder, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

iii. All fees and expenses of the Indemnified Party (including reasonable fees and expenses incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 6) shall be paid to the Indemnified Party, as incurred, within thirty (30) days of written notice thereof to the Indemnifying Party (provided, that the Indemnified Party shall reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

d. Contribution. To the extent any indemnification is prohibited or limited by law, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. Notwithstanding the provisions of this Section 6, except in the case of fraud or willful misconduct as determined by a final, nonappealable judicial determination, no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the applicable sale of the Registrable Securities subject to the claim exceeds the amount of any damages that such Holder has otherwise been required to pay, or would otherwise be required to pay under Section 6.b, by reason of such untrue or alleged untrue statement or omission or alleged omission.

e. Survival. The agreements contained in this Section 6 shall survive the transfer of the Registrable Securities by a Holder and sale of all of the Registrable Securities pursuant to any registration statement and shall remain in full force and effect, regardless of any investigation made by or on behalf of any the Holders Indemnified Parties.

7. Rule 144. With a view to making available to each Holder the benefits of Rule 144 or any other similar rule or regulation of the Commission that may at any time permit the Holders to sell Hecla’s securities to the public without registration pursuant to Rule 144, provided that a Holder holds any Registrable Securities which are eligible for resale under Rule 144 and such information is necessary in order for such Holder to sell such Registrable Securities pursuant to Rule 144, Hecla agrees to: (a) make and keep public information available, as those terms are understood and defined in Rule 144; (b) file with the Commission in a timely manner all reports and other documents required of Hecla under the Securities Act and the Exchange Act so long as Hecla remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and (c) furnish to such Holder, promptly upon request, (i) a written statement by Hecla that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act applicable to Hecla and (ii) a copy of the most recent annual or quarterly report of Hecla and such other reports and documents so filed by Hecla (unless such report is publicly available on the Commission’s website).

8. No Inconsistent Agreements. Hecla shall not enter into any such agreement with respect to its securities that violates the rights granted to the Holders in this Agreement.

9. Remedies. In the event of a breach by Hecla or any Holder of their respective obligations under this Agreement, the non-breaching party, in addition to being entitled to exercise all rights granted by law and under this Agreement, will be entitled to seek specific performance of its rights under this Agreement. Hecla and the Holders acknowledge and agree that monetary damages may not provide adequate compensation for any losses incurred by reason of a breach by either of them of any provisions of this Agreement and each further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

10. Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented unless the same shall be in writing and signed by Hecla and the Majority-in-Interest Holders. Each provision in this Agreement may only be waived by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such provision so waived is sought. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

11. Successors and Assigns.

a. This Agreement shall be binding upon and inure to the benefit of Hecla and the Holders and their successors and permitted assigns. Hecla shall not (except by merger) assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Majority-in-Interest Holders. All or any portion of any Holder’s rights under this Agreement shall be assignable by such Holder to any transferee of all or any portion of such Holder’s Registrable Securities or Warrants, provided that such Holder delivers to Hecla a written instrument executed by such transferee pursuant to which such transferee agrees to be bound by the provisions of this Agreement applicable to a Holder with respect to the Registrable Securities or Warrants that have been assigned to such transferee.

b. If Hecla engages in any Fundamental Transaction as a result of which the Warrants and/or the Registrable Securities are converted, exchanged or become exercisable into securities of another Person (including, without limitation, any Successor Entity), then Hecla shall cause the issuer of such securities to promptly (and in any event prior to completion of the Fundamental Transaction) enter into an agreement to provide to the Holders the same registration rights and such other rights and obligations provided by Hecla hereunder to the Holders upon consummation of such Fundamental Transaction. To the extent that such issuer was bound by registration rights obligations that would conflict with any provisions of this Agreement, Hecla shall use its commercially reasonable efforts to modify any such “inherited” registration rights obligations so as not to interfere in any material respects with the rights provided under this Agreement.

12. Entire Agreement. This Agreement, together with the Warrants, constitutes the entire agreement of the parties with respect to the registration rights contemplated hereby, and supersedes all prior agreements and undertakings, both written and oral, among the parties or between any of them, with respect to the subject matter hereof.

13. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by the laws of the State of New York, regardless of any principles of conflicts of laws. Each party irrevocably and unconditionally (a) submits to the exclusive jurisdiction of the courts of the State of New York sitting in New York County (or, if the courts of the State of New York sitting in New York County decline to accept jurisdiction over a particular matter, the United States District Court for the Southern District of New York), and any appellate court from any thereof, in any Proceeding arising out of or relating to this Agreement and (b) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court.

14. Waiver of Jury Trial. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. ANY PARTY MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED FOR AGREEMENT AMONG THE PARTIES TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

15. Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible, provided that any such modification does not affect the economic or legal substance of this Agreement and the transactions contemplated hereby in a manner adverse to any party.

16. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument. This Agreement may be delivered by .pdf transmission.

[Signature page follows.]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be signed, all as of the date first written above.

HECLA MINING COMPANY

By:	/s/ David C. Sienko
Name:	David C. Sienko
Title:	Vice President and General Counsel

WATERTON NEVADA SPLITTER, LLC

By:	/s/ Isser Elishis
Name:	Isser Elishis
Title:	Manager

[Signature Page to Registration Rights Agreement]